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                                                  EXHIBIT 24

                     KENTUCKY POWER COMPANY
                        POWER OF ATTORNEY

          Each of the undersigned directors or officers of KENTUCKY POWER COMPANY, a Kentucky corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements for the registration thereunder of up to $100,000,000 aggregate principal amount of its Debt Securities comprising First Mortgage Bonds or Secured Medium Term Notes, or a combination of each, in one or more new series, each series to have a maturity of not less than nine months and not more than forty-two years, does hereby appoint E. LINN DRAPER, JR., G. P. MALONEY, BRUCE M. BARBER and ARMANDO A. PENA his true and lawful attorneys, and each of them his true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him and in his name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

          IN WITNESS WHEREOF the undersigned have hereunto set their hands and seals this _27th_ day of January, 1994.



____/s/ E. Linn Draper, Jr.___     _____/s/ Wm. J. Lhota_________
E. Linn Draper, Jr.      L. S.     Wm. J. Lhota             L. S.


____/s/ C. R. Boyle, III______     ____/s/ G. P. Maloney_________
C. R. Boyle, III         L. S.     G. P. Maloney            L. S.


____/s/ P. J. DeMaria_________     ____/s/ R. A. Petti___________
P. J. DeMaria            L. S.     R. A. Petti              L. S.


___/s/ A. Joseph Dowd_________
A. Joseph Dowd           L. S.
                                                       [94FN0003.KPC]
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                                                  EXHIBIT 24
                     KENTUCKY POWER COMPANY
                        January 27, 1994


          The Chairman outlined a proposed financing program through June 30, 1995 of the Company involving the issuance and sale, either at competitive bidding or through a negotiated public offering with one or more agents or underwriters, of up to $100,000,000 aggregate principal amount of First Mortgage Bonds or Secured Medium Term Notes, or a combination of each, in one or more new series, each series to have a maturity of not less than nine months and not more than forty-two years (the "Debt Securities").

          The Chairman then stated that it was proposed that the proceeds to be received in connection with the proposed sale of Debt Securities would be added to the general funds of the Company and used to pay at maturity, or prepay as may be appropriate and as may then be desirable, long-term and short-term indebtedness, to fund the Company's construction program, to meet sinking fund requirements or for other corporate purposes.

          Thereupon, on motion duly made and seconded, it was unanimously

               RESOLVED, that the proposed financing program of this Company, as outlined at this meeting, be, and the same hereby is, in all respects ratified, confirmed and approved; and further

               RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to take all steps necessary, or in their opinion desirable, to carry out the financing program outlined at this meeting.

          The Chairman further stated that, in connection with the proposed financing program, it was necessary to file an application with the Kentucky Public Service Commission. The Chairman also stated that it would be necessary to file one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended.

          Thereupon, on motion duly made and seconded, it was unanimously

               RESOLVED, that in connection with the proposed financing program approved at this meeting, the actions taken by the officers of the Company in connection with the execution and filing of an application with the Kentucky Public Service Commission on behalf of the Company be, and they hereby are, ratified, confirmed and approved in all respects; and further

               RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to execute and file with the Securities and Exchange Commission on behalf of the Company one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended; and further

               RESOLVED, that the proper officers of this Company be, and they hereby are, authorized and directed to take any and all further action in connection therewith, including the execution and filing of such amendment or amendments, supplement or supplements and exhibit or exhibits thereto as the officers of this Company may deem necessary or desirable.

          The Chairman then stated that, in connection with the filing with the Securities and Exchange Commission of one or more Registration Statements relating to the proposed issuance and sale of up to $100,000,000 of Debt Securities, there was to be filed with the Commission a Power of Attorney, dated January 27, 1994, executed by the officers and directors of this Company appointing true and lawful attorneys to act in connection with the filing of such Registration Statement(s) and any and all amendments thereto.

          Thereupon, on motion duly made and seconded, the following preambles and resolutions were unanimously adopted:

               WHEREAS, Kentucky Power Company proposes to file with the Securities and Exchange Commission one or more Registration Statements for the registration pursuant to the applicable provisions of the Securities Act of 1933, as amended, of up to $100,000,000 aggregate principal amount of Debt Securities comprising either First Mortgage Bonds or Secured Medium Term Notes, or a combination of each, in one or more new series, each series to have a maturity of not less than nine months and not more than forty-two years; and

               WHEREAS, in connection with said Registration Statement(s), there is to be filed with the Securities and Exchange Commission a Power of Attorney, dated January 27, 1994, executed by certain of the officers and directors of this Company appointing E. Linn Draper, Jr., G. P. Maloney, Bruce M. Barber and Armando
          A. Pena, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney;

               NOW, THEREFORE, BE IT

               RESOLVED, that each and every one of said officers and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

               RESOLVED, that any and all action hereafter taken by any of said named attorneys under said Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by said Power of Attorney; and further

               RESOLVED, that said Registration Statement(s) and any amendments thereto, hereafter executed by any of said attorneys under said Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys.

          The Chairman thereupon stated to the meeting that it was proposed to designate independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Debt Securities proposed to be issued and sold in connection with the proposed financing program of the Company.

          Thereupon, on motion duly made and seconded, it was unanimously

               RESOLVED, that Messrs. Winthrop, Stimson, Putnam & Roberts be, and said firm hereby is, designated as independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Debt Securities of this Company proposed to be issued and sold in connection with the proposed financing program of this Company.




[94FN0003.KPC]


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